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                                                                    EXHIBIT 99.1

(AASTROM BIOSCIENCES INC. LOGO)
(AASTROM BIOSCIENCES INC. LETTERHEAD)



FOR IMMEDIATE RELEASE

CONTACTS:   Kris M. Maly or Becky Anderson
            Investor Relations Department
            Aastrom Biosciences, Inc.
            Phone: (734) 930-5777

             AASTROM BIOSCIENCES ANNOUNCES COMPLETION OF FINANCINGS

       -- Aastrom's 2004 Fiscal Year Starts Strong with New Investors, New
                           Funding and New Partner --

ANN ARBOR, MICHIGAN, JULY 10, 2003 - Aastrom Biosciences, Inc. (NasdaqSC: ASTM) announced today that it has raised a total of $9.5 million at an average price to the Company of $0.96 per share since June 1, 2003 through multiple sales transactions of the Company's common stock. This series of financings culminated in a final private placement of 5.06 million shares of the Company's common stock for gross proceeds of $4.3 million.

Rodman & Renshaw, Inc. served as the exclusive placement agent in the latest financing that introduced several new institutional investors to Aastrom. As part of this transaction, the Company will also issue warrants exercisable for 4 years to purchase up to 1.26 million shares of common stock at a price of $1.23, as well as warrants to purchase up to approximately one million shares of common stock at $1.50 per share prior to October 31, 2003.

"These financings, along with recent NIH grant awards, provide financial resources to support the further development of Aastrom's bone regeneration, cancer vaccine and vascular system programs and to increase the general working capital already in place, bringing total cash-on-hand to approximately $16 million," said Alan M. Wright, Senior Vice President Administration & Financial Operations and Chief Financial Officer of Aastrom. "With this funding secured, Aastrom will be able to aggressively pursue its operating plan for the entire 2004 fiscal year, and continue to meet the Nasdaq core listing requirements."

Aastrom's funding progress follows its recently announced strategic alliance with the Musculoskeletal Transplant Foundation (MTF), the leading provider of allograft matrices (donor-derived tissues) to the orthopedic market. This new partnership and increased investor interest have been stimulated by Aastrom's advancements with its Tissue Repair Cell program. With MTF sharing the development and clinical trial expenses of the new bone grafting treatment approaches and products, these financings have greatly enhanced Aastrom's ability to move its new major market products forward.

The 5.06 million private placement shares and the associated warrants were offered to several accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The offering has not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, Aastrom Biosciences, Inc. has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.

ABOUT AASTROM BIOSCIENCES, INC.

Aastrom Biosciences, Inc. (NasdaqSC: ASTM) is a late-stage development company focused on human cell-based therapies. The AastromReplicell(TM) System - a patented, integrated system of instrumentation and single-use consumable kits for the production of patient-specific cells - is


                                     -more-

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                                                              Aastrom-Financings
                                                                   July 10, 2003
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the Company's core technology for its Prescription Cell Products (PCP) business and its Cell Production Products (CPP) business. The principal focus of the PCP business is the repair or regeneration of tissue intended for large markets such as bone grafting and severe osteoporosis. The CPP business markets the AastromReplicell(TM) System to researchers and companies for their production of cells for clinical trials. These two businesses are intended to enable Aastrom to generate multiple paths to revenue. The initial commercial phase of the CPP business for dendritic cell production products is underway in Europe and the United States. For more information, visit Aastrom's website at www.aastrom.com.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION, STATEMENTS CONCERNING CAPITAL AVAILABILITY, PRODUCT DEVELOPMENT OBJECTIVES, POTENTIAL PRODUCT APPLICATIONS, AND POTENTIAL PATHS TO REVENUE, WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS ARE ALSO IDENTIFIED THROUGH USE OF THE WORDS "EXPECTED," "INTENDED," AND OTHER WORDS OF SIMILAR MEANING. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT MAY RESULT IN DIFFERENCES ARE UNCERTAINTIES INHERENT IN PRODUCT DEVELOPMENT ACTIVITIES, ACTIONS TAKEN BY MARKETING ALLIANCE PARTNERS, THE AVAILABILITY OF RESOURCES AND THE ALLOCATION OF RESOURCES AMONG DIFFERENT POTENTIAL USES. THESE AND OTHER SIGNIFICANT FACTORS ARE DISCUSSED IN GREATER DETAIL IN AASTROM'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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